Exhibit 4.23

WAIVER, CONSENT AND NINTH AMENDMENT
TO REVOLVING CREDIT, TERM LOAN AND
GUARANTY AGREEMENT

                    WAIVER, CONSENT AND NINTH AMENDMENT, dated as of November 5, 2004 (the "Amendment"), to the REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of December 24, 2002, among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent") and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory thereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), CITICORP USA, INC., a Delaware corporation ("CUSA"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT Group"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC"), each of the other financial institutions from time to time party thereto (together with JPMorgan Chase, CUSA, CIT Group and GECC, the "Lenders"), JPMORGAN CHASE BANK and CUSA, as co-administrative agents (together, the "Agents") for the Lenders, and JPMORGAN CHASE BANK, as paying agent (in such capacity, the "Paying Agent") for the Lenders.

W I T N E S S E T H:

            WHEREAS, the Borrower, the Guarantors, the Lenders, the Agents and the Paying Agent are parties to that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 (as heretofore amended, modified or supplemented, and as in effect on the date hereof, the "Credit Agreement"); and

            WHEREAS, the Borrower and the Guarantors have requested that from and after the Effective Date (as hereinafter defined), the Lenders agree to (i) waive the anticipated Events of Default described in Article II hereof, (ii) consent to the modification of certain mandatory prepayment obligations of the Borrower and (iii) amend the Credit Agreement as set forth in Article IV hereof, all subject to and upon the terms and conditions set forth herein.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I.  DEFINITIONS.

                     1.          As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

ARTICLE II.  WAIVERS.

                     2.          Waivers.  The Lenders hereby waive any Event or Events of Default that might occur as a result of the Borrower's and the Guarantors' anticipated failure to comply with the cumulative consolidated EBITDAR covenant in Section 6.05 of the Credit Agreement for the twelve-month periods ending on October 31, 2004, November 30, 2004 and December 31, 2004.

ARTICLE III.  CONSENTS.

                     3.          Consent to Retention of Proceeds.  Notwithstanding anything to the contrary set forth in that certain Waiver and Consent Letter, dated as of September 30, 2003, the Lenders hereby agree that the Borrower will not be required to prepay the Loans (and permanently reduce the Total Tranche A Commitment and the Total Tranche B Commitment) with any portion of the proceeds of the Slot Transactions relating to certain Primary Foreign Slots at Heathrow Airport referred to in such Waiver and Consent Letter.

                    4.            Consent to Slot Transactions.  The Lenders hereby consent to (i) the consummation by the Borrower of certain transactions relating to Primary Foreign Slots as described in Exhibit A hereto to the extent set forth therein and (ii) the modification of Schedule 1.01(b) to the Credit Agreement and Schedule 4(f) to the SGR Security Agreement as set forth in Exhibit A hereto.

ARTICLE IV.  AMENDMENTS.

                    5.            Amendment to Section 2.01(a)(2).  Section 2.01(a)(2) of the Credit Agreement is hereby amended by deleting the words "Notwithstanding anything to the contrary in Section 2.01(c), upon" appearing at the beginning thereof and inserting in lieu thereof the word "Upon".

                    6.            Amendment to Section 2.13.  Section 2.13(e) of the Credit Agreement is hereby amended by deleting the following from the first sentence thereof: ", (xvi)".

                    7.            Incorporation of New Section 5.23.  Section 5 of the Credit Agreement is hereby amended by incorporating the following new Section 5.23 at the end thereof:

 SECTION 5.23      Cost Savings Report.  On or about December 15, 2004, deliver  to  the  Lenders  a  status  report    regarding  the  Borrower's  and   the Guarantors'  progress in  realizing the  additional cost  savings  projected  in that certain  updated  business plan  dated November 5, 2004  heretofore delivered to the Lenders.
                    8.            Amendment to Section 6.11(xvi). Section 6.11(xvi) of the Credit Agreement is hereby amended in its entirety to read as follows:
      "(xvi) from  and after  the effective  date of the  Eighth Amendment,  the sale or  other disposition by the Borrower of ownership interests which it holds in Orbitz in addition to the sales or other dispositions permitted pursuant to Section 6.11(xiv)(B);"
                    9.             Amendment to Section 6.13.  Section 6.13 of the Credit Agreement is hereby amended by deleting the amount "$600,000,000" appearing therein and inserting in lieu thereof the amount of "$750,000,000".
    ARTICLE V.  MISCELLANEOUS.
                    10.            Conditions to Effectiveness.  The waivers set forth in Article II of this Amendment, the consents set forth in Article III and the amendments set forth in Article IV of this Amendment shall not become effective until the date (the "Effective Date") on which the following conditions precedent shall have been satisfied (or waived by the Required Lenders):

                                    (a)        Execution.  This Amendment shall have been executed by the Borrower, the Guarantors and Lenders constituting Required Lenders, and each Agent shall have received evidence reasonably satisfactory to it of such execution.

                                    (b)       Bankruptcy Court Order; Payment of Fees.  By no later than November 22, 2004, the Bankruptcy Court shall have entered an order satisfactory in form and substance to the Agents authorizing the payment by the Borrower (i) to the Paying Agent for the respective account of each Lender that has executed and delivered to each Agent a counterpart of this Amendment by not later than 12:00 noon (New York City time) on November 22, 2004, of an amendment fee in an amount equal to ? of 1% of such Lender's combined Tranche A Commitment and Tranche B Commitment on November 4, 2004 and (ii) of other fees referred to in that certain Ninth Amendment Fee Letter dated the date hereof, and (y) such amendment and other fees shall have been paid in cash to the Paying Agent within one Business Day after entry of the order referred to above.

                    Upon the Effective Date, any default or Event of Default that may have occurred prior to the Effective Date as a result of the Borrower's consummation of the sale or other disposition by the Borrower of ownership interests which it holds in Orbitz prior to the Effective Date shall be cured and no longer continuing to the extent permitted by Section 6.11(xvi) of the Credit Agreement as amended by this Amendment; provided, that upon the consummation of any such sale prior to the Effective Date, the proceeds of such sale which would be required to be prepaid pursuant to Section 6.11(xvi) of the Credit Agreement without giving effect to the modifications of such sub-section provided for in this Amendment shall be held in an account maintained with the Paying Agent which shall be under the sole and exclusive control of the Paying Agent, and upon the Effective Date, the Paying Agent shall remit the funds maintained in such account to the Borrower.

                    11.            Ratification.  Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

                    12.            Costs and Expenses.  The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment.

                    13.            Representations and Warranties.  The Borrower represents and warrants to the Lenders that no Event of Default or event that with the passage of time would constitute an Event of Default exists on the date hereof after giving effect to the waiver set forth in Article II hereof, the amendments set forth in Article III hereof and the cure of any Event of Default described in paragraph 10 hereof and that each of the representations and warranties made by the Borrower in the Credit Agreement and each other Loan Document are true and correct in all material respects as of the date hereof except where such representation or warranty relates to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date.

                    14.            References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

                    15.            Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

                    16.            Applicable Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

                    IN WITNESS WHEREOF, the parties hereto have caused this Waiver, Consent and Ninth Amendment to be duly executed as of the day and the year first written.

BORROWER:

UNITED AIR LINES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President & CFO

GUARANTORS:

UAL CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President & CFO

UAL LOYALTY SERVICES, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

UAL COMPANY SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President and Treasurer

CONFETTI, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

MILEAGE PLUS HOLDINGS, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

MILEAGE PLUS MARKETING, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

MYPOINTS.COM, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

CYBERGOLD, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

ITARGET.COM, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

MYPOINTS OFFLINE SERVICES, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

UAL BENEFITS MANAGEMENT, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

UNITED BIZ JET HOLDINGS, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

BIZJET CHARTER, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

BIZJET FRACTIONAL, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

BIZJET SERVICES, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

KION LEASING, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

PREMIER MEETING AND TRAVEL SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President and Treasurer

UNITED AVIATION FUELS CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

UNITED COGEN, INC. By: /s/ Paul Lovejoy Name: Paul Lovejoy Title: Vice President & Secretary

MILEAGE PLUS, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

UNITED GHS, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

UNITED WORLDWIDE CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

UNITED VACATIONS, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

FOUR STAR LEASING, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

AIR WIS SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

AIR WISCONSIN, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

DOMICILE MANAGEMENT SERVICES, INC. By: /s/ Paul Lovejoy Name: Paul Lovejoy Title: Vice President & Secretary

LENDERS:

JPMORGAN CHASE BANK By: /s/ Matthew H. Massie Name: Matthew H. Massie Title: Managing Director

CITICORP USA, INC. By: /s/ James J. McCarthy Name: James J. McCarthy Title: Director/Vice President

CIT BUSINESS CREDIT INC. By: /s/ Vincent Belcastro Name: Vincent Belcastro Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION By: /s/ Roger P. Tauchman Name: Roger P. Tauchman Title: Duly Authorized Signatory

ACC CBNA LOAN FUNDING LLC By: /s/ Chi S. Le________ Name: Chi S. Le Title: Authorized Signatory, Vice President and Vice President JPMorgan Chase Bank, N.A.

ANCHORAGE CAPITAL MASTER OFFSHORE, LTD.

By: Anchorage Advisors, L.L.C., its advisor

By: Anchorage Advisors Management, L.L.C., its
      managing member

      By: /s/ Anthony Davis
            Name:  Anthony Davis
            Title:     Managing Member

ARES LEVERAGED INVESTMENT FUND II, L.P. By: ARES Management II, L.P. Its: General Partner By: /s/ Seth J. Brufsky Name: Seth J. Brufsky Title: Vice President

ARES VI CLO Ltd. By: ARES CLO Management VI, L.P. Its: Investment Manager By: ARES CLO GP V, LLC Its: Managing Memb By: /s/ Seth J. Brufsky Name: Seth J. Brufsky Title: Vice President

ARES VII CLO Ltd. By: ARES CLO Management VII, L.P. Its: Investment Manager By: ARES CLO GP VII, LLC Its: General Partner
By: /s/ Seth J. Brufsky  Name: Seth J. Brufsky Title:    Vice President

ARES VIII CLO LTD. By: ARES CLO Management VIII, L.P. Its: Investment Manager By: ARES CLO GP VIII, LLC Its: General Partner By: /s/ Seth J. Brufsky Name: Seth J. Brufsky Title: Vice President

ARES TOTAL VALUE FUND, L.P. By: ARES Total Value Management LLC Its: General Partner By: /s/ Seth J. Brufsky Name: Seth J. Brufsky Title: Vice President

ARES IX CLO LTD. By: Ares CLO Management IX, L.P., Investment Manager By: Ares CLO GP IX, LLC, Its General Partner By: /s/ Seth J. Brufsky Name: Seth J. Brufsky Title: Vice President

ARES ENHANCED LOAN INVESTMENT STRATEGY, LTD.

By: Ares Enhanced Loan Management, L.P.,
      Investment Manager

By: Ares Enhanced Loan GP, LLC
      Its General Partner

By: /s/ Seth J. Brufsky
Name: Seth J. Brufsky
Title: Vice President

AVL LOAN FUNDING LLC By: /s/ Jason Trala Name: Jason Trala Title: Attorney-In-Fact

AZURE By: /s/ Frank Fletcher Name: Frank Fletcher Title: Director

SUFFIELD CLO, LIMITED
BABSON CLO LTD 2003-I
BABSON CLO LTD 2004-I
BABSON CLO LTD 2004-II

By: Babson Capital Management LLC as Collateral Manager

      By: /s/ Mark A. Ahmed
            Name: Mark A. Ahmed
            Title:    Managing Director

BAYERISCHE LANDESBANK By: /s/ Thomas von Kistowsky Name: Thomas von Kistowsky Title: Senior Vice President By: /s/ James King Name: James King Title: First Vice President

BILL & MELINDA GATES FOUNDATION By: Babson Capital Management LLC, as Investment Advisor By: /s/ Mark A. Ahmed Name: Mark A. Ahmed Title: Managing Director

BLACK DIAMOND INTERNATIONAL FUNDING LTD. By: /s/ Alan Corkish Name: Alan Corkish Title: Director

BUSHNELL CBNA LOAN FUNDING By: /s/ Janet Haack Name: Janet Haack Title: Attorney-In-Fact

CANPARTNERS INVESTMENTS IV, LLC By: Canpartners Investments IV, LLC, a California limited liability company By: /s/ R. Christian B. Evensen Name: R. Christian B. Evensen Title: Managing Director

CANYON CAPITOL CDO 2002-1 LTD.

By: Canyon Capitol Advisors LLC
      a Delaware limited liability company, its
      Collateral Manager

By: /s/ R. Christian B. Evensen
      Name: R. Christian B. Evensen
      Title:    Managing Director

CANYON CAPITOL CDO 2004-1 LTD.

By: Canyon Capitol Advisors LLC
      a Delaware limited liability company, its
      Collateral Manager

      By: /s/ R. Christian B. Evensen
            Name: R. Christian B. Evensen
            Title:   Managing Director

CITIBANK N.A. By: /s/ Jason Trala Name: Jason Trala Title: Attorney-In-Fact

CITIGROUP FINANCIAL PRODUCTS By: Antares Asset Management Inc., as Agent By: /s/ David Mahon Name: David Mahon Title: Vice President

COSTANTINUS EATON VANCE CDO V, LTD. By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

CYPRESSTREE CLAIF FUNDING LLC By: /s/ Meredith J. Koslick Name: Meredith J. Koslick Title: Assistant Vice President

Investors Bank & Trust Company as Sub-custodian Agent of CYPRESSTREE INTERNATIONAL LOAN HOLDING COMPANY LIMITED

     By: /s/ Jeffrey Megal
           Name: Jeffrey Megal, CFA
           Title:    Managing Director

     By: /s/ John A. [illegible]
           Name: John A. [illegible]
           Title:

DEEPHAVEN DISTRESSED OPPORTUNITIES TRADING LTD. By: /s/ Peter H. Glerum Name: Peter H. Glerum Title: Assistant Portfolio Manager

DELAWARE STREET CAPITAL MASTER FUND, L.P. By: /s/ Prashant Gupta Name: Prashant Gupta Title: CFO, DSC Advisors, L.P. as Investment Manager to Delaware Street Capital Master Fund, L.P.

DESJARDIN FINANCIAL SECURITY LIFE ASSURANCE COMPANY By: Marathon Asset Management, LLC as Investment Advisor By: /s/ Louis Hanover Name: Louis Hanover Title: Chief Investment Officer

DIVERSIFIED CREDIT STRATEGIES FUND LISPENARD STREET CREDIT FUND By: CSFB Alternative Capital, Inc. as advisor By: /s/ Nasser Ahmad Name: Nasser Ahmad Title: Managing Director

EAST WEST BANK By: /s/ Nancy E. Moore Name: Nancy A. Moore Title: Senior Vice President

EATON VANCE CDO III, LTD. By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE CDO VI LTD. By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE FLOATING RATE INCOME TRUST By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE LIMITED DURATION INCOME FUND By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE SENIOR FLOATING-RATE TRUST By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE SENIOR INCOME TRUST By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

ELT LTD. By: /s/ Meredith J. Koslick Name: Meredith J. Koslick Title: Assistant Vice President

FEINGOLD O'KEEFFE MASTER FUND I, L.P. By: /s/ Andrea S. Feingold Name: Andrea S. Feingold Title: Partner

FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND II

By: Four Corners Capital Management LLC,
      as Collateral Manager

      By: /s/ Vijay Srinivasan
            Name: Vijay Srinivasan
            Title:    Assistant Vice President

FLAGSHIP CAPITAL CLO 2001-1 By: Flagship Capital Management, Inc. By: /s/ Mark S. Pelletier Name: Mark S. Pelletier, CFO Title: Director

FLAGSHIP CAPITAL CLO II By: Flagship Capital Management, Inc. By: /s/ Mark S. Pelletier Name: Mark S. Pelletier, CFO Title: Director

FLAGSHIP CAPITAL CLO III By: Flagship Capital Management, Inc. By: /s/ Mark S. Pelletier Name: Mark S. Pelletier Title: Director

FORE CONVERTIBLE MASTER FUND LTD. By: /s/ Hareesh Pananjape Name: Hareesh Paranjape Title: Assistant Secretary

FORE CREDIT MASTER FUND LTD. By: /s/ Hareesh Pananjape Name: Hareesh Paranjape Title: Assistant Secretary

FORTRESS CREDIT OPPORTUNITIES I LP By: /s/ Mark K. Furstein Name: Mark K. Furstein Title: Chief Operating Officer

FORTRESS PORTFOLIO TRUST By: Four Corners Capital Management LLC, as Collateral Manager By: /s/ Vijay Srinivasan Name: Vijay Srinivasan Title: Assistant Vice President

GOLDMAN SACHS SECURITY LENDING HOLDINGS, INC. By: /s/ Joseph Lanasa Name: Joseph Lanasa Title: Authorized Signatory

GRAYSON & CO. By: Boston Management and Research as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

GUGGENHEIM PORTFOLIO COMPANY VIII (CAYMAN) LTD.

By: /s/ Hareesh Pananjape
      Name: Hareesh Paranjape
      Title:    Chief Portfolio Manager
                  Fore Research & Management, LP
                  Acting on behalf of Guggenheim
                  Portfolio Company VIII (Cayman) Ltd.

GULF STREAM-COMPASS CLO 2002-1 LTD By: Gulf Stream Asset Management LLC as Collateral Manager By: /s/ Barry K. Love Name: Barry K. Love Title: Chief Credit Officer

GULF STREAM-COMPASS CLO 2003-1 LTD. By: Gulf Stream Asset Management LLC as Collateral Manager By: /s/ Barry K. Love Name: Barry K. Love Title: Chief Credit Officer

GULF STREAM-COMPASS CLO 2004-1 LTD By: Gulf Stream Asset Management LLC as Collateral Manager By: /s/ Barry K. Love Name: Barry K. Love Title: Chief Credit Officer

HANOVER SQUARE CLO LTD. By: Blackstone Debt Advisors L.P. as Collateral Manager By: /s/ Dean T. Criares Name: Dean T. Criares Title: Managing Director

HARCH CLO I, LTD. By: /s/ Michael E. Lewitt Name: Michael E. Lewitt Title: Authorized Signatory

HBK MASTER FUND L.P. By: /s/ David C. Haley Name: David C. Haley Title: Authorized Signatory

HEWETT'S ISLAND CLO, LTD. By: CypressTree Investment Management Company, Inc., as Portfolio Manager By: /s/ Jeffrey Megar Name: Jeffrey Megar, CFA Title: Managing Director

HEWETT'S ISLAND CLO II, LTD. By: CypressTree Investment Management Company, Inc., as Portfolio Manager By: /s/ Jeffrey Megar Name: Jeffrey Megar, CFA Title: Managing Director

HIGHLAND FLOATING RATE
ADVANTAGE FUND

By: Highland Capital Management, L.P.,
      its Investment Advisor

      By: /s/ Todd Travers
            Name: Todd Travers
            Title: Senior Portfolio Manager
                    Highland Capital Management,
                    L.P.

HIGHLAND LEGACY LIMITED By: Highland Capital Management, as Collateral Manager By: /s/ Todd Travers Name: Todd Travers Title: Senior Portfolio Manager Highland Capital Management, L.P.

ILLINOIS STATE UNIVERSITIES RETIREMENT SYSTEM By: /s/ Tad Rivelle Name: Tad Rivelle Title: Managing Director

INDOSUEZ CAPITAL FUNDING IIA, LIMITED By: Lyon Capital Management LLC as Collateral Manager By: /s/ Alexander B. Kenna Name: Alexander B. Kenna Title: Portfolio Manager

INDOSUEZ CAPITAL FUNDING III, LTD. By: Lyon Capital Management LLC as Collateral Manager By: /s/ Alexander B. Kenna Name: Alexander B. Kenna Title: Portfolio Manager

INDOSUEZ CAPITAL FUNDING VI, LTD. By: Lyon Capital Management LLC as Collateral Manager By: /s/ Alexander B. Kenna Name: Alexander B. Kenna Title: Portfolio Manager

ING PRIME RATE TRUST By: ING Investment Management, Co. as its investment manager By: /s/ Mark F. Haak Name: Mark F. Haak, CFA Title: Vice President

ING SENIOR INCOME FUND By: ING Investment Management, Co. as its investment manager By: /s/ Mark F. Haak Name: Mark F. Haak, CFA Title: Vice President

KALDI FUNDING LLC By: /s/ Meredith J. Koslick Name: Meredith J. Koslick Title: Assistant Vice President

KIL LOAN FUNDING LLC By: /s/ Jason Trala Name: Jason Trala Title: Attorney-In-Fact

LANDMARK IV CDO LIMITED By: Aladdin Capital Management LLC, as Manager By: /s/ Angela Bozorgmir Name: Angela Bozorgmir Title: Director

LAUREL RIDGE CAPITAL L.P. By: /s/ [Vera Nguyen] Name: [Vera Nguyen] Title: Managing Partner

LIGHTPOINT CLO 2004-1, LTD. PREMIUM LOAN TRUST I, LTD. By: /s/ Thomas A. Kramer Name: Thomas A. Kramer Title: Senior Managing Director & Chief Executive Officer

LINCOLN NATIONAL LIFE By: /s/ Thomas Chow Name: Thomas Chow Title: Vice President

LOAN FUNDING VII LLC By: Highland Capital Management, L.P. as Collateral Manager By: /s/ Todd Travers Name: Todd Travers Title: Senior Portfolio Manager Highland Capital Management, L.P.

LOAN FUNDING VIII LLC By: Babson Capital Management LLC as Portfolio Manager By: /s/ Mark A. Ahmed Name: Mark A. Ahmed Title: Managing Director

MAN MAC I LTD. By: /s/ Hareesh Paranjape Name: Hareesh Paranjape Title: Chief Portfolio Manager Fore Research & Management, LP Acting on behalf of Man Mac I Ltd.

MARATHON SPECIAL OPPORTUNITY MASTER FUND, LTD. By: Marathon Asset Management, LLC as Investment Advisor By: /s/ Louis Hanover Name: Louis Hanover Title: Chief Investment Officer

MASSACHUSETTS MUTUAL LIFE INSURANCE CO. By: /s/ Steven J. Katz Name: Steven J. Katz Title: Second Vice President and Associate General Counsel

METROPOLITAN WEST ALPHATRAK 500 FUND By: /s/ Tad Rivelle Name: Tad Rivelle Title: Managing Director

MISSISSIPPI UNITED METHODIST FOUNDATION, INC. By: /s/ Tad Rivelle Name: Tad Rivelle Title: Managing Director

MONUMENT PARK CDO LTD. By: Blackstone Debt Advisors L.P. as Collateral Manager By: /s/ Dean T. Criares Name: Dean T. Criares Title: Managing Director

NAVIGATOR CDO 2003, LTD. By: Antares Asset Management Inc., as Collateral Manager By: /s/ David Mahon Name: David Mahon Title: Vice President

NUVEEN FLOATING RATE INCOME FUND By: Symphony Asset Management LLC By: /s/ [illegible] Name: [illegible] Title: Portfolio Manager

NUVEEN FLOATING RATE INCOME OPPORTUNITY FUND By: Symphony Asset Management LLC By: /s/ [illegible] Name: [illegible] Title: Portfolio Manager

NUVEEN SENIOR INCOME FUND By: Symphony Asset Management LLC By: /s/ [illegible] Name: [illegible] Title: Portfolio Manager

OLYMPIC CLO I LTD By: /s/ Kevin J. Hickam Name: Kevin J. Hickam Title: Managing Director Centre Pacific, LLP

OPPENHEIMER SENIOR FLOATING RATE FUND By: /s/ Jeff Baumgartner Name: Jeff Baumgartner Title: Assistant Vice President

ORIX FINANCE CORP. I By: /s/ Christopher L. Smith Name: Christopher L. Smith Title: Authorized Representative

OZF CREDIT OPPORTUNITIES
MASTER FUND, LTD.

By: OZF Management, LP as Investment Manager

By: OZF Management, LLC
       General Partner

By: /s/ Stephen C. Freidheim
      Name: Stephen C. Freidheim
Title: Senior Managing Member

OZF CREDIT OPPORTUNITIES
MASTER FUND II, LTD.

By: OZF Management, LP as Investment Manager

By: OZF Management, LLC
      General Partner

By: /s/ Stephen C. Freidheim
      Name: Stephen C. Freidheim
Title: Senior Managing Member

PAM CAPITAL FUNDING L.P. By: Highland Capital Management, L.P. as Collateral Manager By: /s/ Todd Travers Name: Todd Travers Title: Senior Portfolio Manager

PERRY PRINCIPALS INVESTMENTS, L.L.C. By: /s/ Nathaniel J. Klipper Name: Nathaniel J. Klipper Title: Managing Director

REDWOOD MASTER FUND, LTD By: /s/ Jonathan Kolatch Name: Jonathan Kolatch Title: Principal

RIVIERA FUNDING LLC By: /s/ Meredith J. Koslick Name: Meredith J. Koslick Title: Assistant Vice President

SAN DIEGO CITY EMPLOYEES' RETIREMENT SYSTEM By: /s/ Tad Rivelle Name: Tad Rivelle Title: Managing Director

SECURITY BENEFIT LIFE INSURANCE COMPANY By: Four Corners Capital Management LLC, as Collateral Manager By: /s/ Vijay Srinivasan Name: Vijay Srinivasan Title: Assistant Vice President

SENIOR DEBT PORTFOLIO By: Boston Management and Research as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

SIMSBURY CLO, LIMITED By: Mass Mutual Life Insurance Co. as Collateral Manager By: /s/ Steven J. Katz Name: Steven J. Katz Title: Second Vice President and Associate General Counsel

SIMT HIGH YIELD BOND FUND By: /s/ Tad Rivelle Name: Tad Rivelle Title: Managing Director

SPECTRUM INVESTMENT PARTNERS LP By: /s/ Jeffrey A. Schaffer Name: Jeffrey A. Schaffer Title: Managing Member Spectrum Group Management LLC as GP

SRF 2000, INC. By: /s/ Meredith J. Koslick Name: Meredith J. Koslick Title: Assistant Vice President

STANWICH LOAN FUNDING LLC By: /s/ Meredith J. Koslick Name: Meredith J. Koslick Title: Assistant Vice President

STARK EVENT TRADING LTD. By: /s/ Michael A. Roth Name: Michael A. Roth Title: Authorized Person

STONEHILL INSTITUTIONAL PARTNERS, L.P. By: /s/ Christopher Wilson Name: Christopher Wilson Title: General Partner

TORONTO DOMINION (NEW YORK), INC. By: /s/ Masood Fikree Name: Masood Fikree Title: Authorized Agent

TRUMBULL THC2 LOAN FUNDING LLC By: /s/ Janet Haack Name: Janet Haack Title: Attorney-In-Fact

U.A.L. INVESTORS, L.L.C. By: Farallon Capital Management, L.L.C., its manager By: /s/ William F. Mellin Name: William F. Mellin Title: Managing Member

UBS AG, STAMFORD BRANCH

By: /s/ Wilfred V. Saint
      Name: Wilfred V. Saint
      Title:    Director
                 Banking Products Services, US

By: /s/ Juan Zuniga
      Name: Juan Zuniga
      Title:    Associate Director
                 Banking Products Services, US

WATERSHED CAPITAL INSTITUTIONAL PARTNERS, L.P. By: WS Partners, L.L.C., its General Partner By: /s/ Meridee Moore Name: Meridee Moore Title: Senior Managing Member

WATERSHED CAPITAL PARTNERS (OFFSHORE), LTD. By: Watershed Asset Management, L.L.C., its Investment Manager By: /s/ Meridee Moore Name: Meridee Moore Title: Senior Managing Member

WATERSHED CAPITAL PARTNERS, L.P. By: WS Partners, L.L.C., its General Partner By: /s/ Meridee Moore Name: Meridee Moore Title: Senior Managing Member

WHITEHORSE I, LTD. By: /s/ Ethan M Underwood Name: Ethan M Underwood Title: Portfolio Manager

WHITEHORSE II, LTD. By: /s/ Ethan M Underwood Name: Ethan M Underwood Title: Portfolio Manager

WIND RIVER CLO I LTD. By: McDonnell Investment Management, LLC, as Manager By: /s/ Brian W. Good Name: Brian W. Good Title: Managing Director